UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2009

Cardinal Health, Inc.

(Exact name of registrant as specified in its charter)

Ohio	1-11373	31-0958666
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7000 Cardinal Place, Dublin, Ohio 43017

(Address of principal executive offices) (Zip Code)

(614) 757-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

On June 9, 2009, CareFusion Corporation (“CareFusion”), the entity that is currently a wholly owned subsidiary of Cardinal Health, Inc. (the “Company”) and that is expected to become public as a result of the planned spin-off of the Company’s clinical and medical products businesses, issued a press release announcing the filing of a second amendment to its Form 10 registration statement, which includes the names of the persons who are expected to join CareFusion’s board of directors and a discussion of CareFusion’s progress toward complying with the Amended Consent Decree for Condemnation and Permanent Injunction (the “Amended Consent Decree”) between a subsidiary of the Company and the U.S. Food and Drug Administration (the “FDA”). A copy of the news release is included as Exhibit 99.1 to this report.

Item 8.01	Other Events

As previously reported, on April 24, 2009, the Company submitted the corrective action plan required by the Amended Consent Decree. On June 2, 2009, the FDA notified the Company that the corrective action plan was acceptable and that the Company should begin implementation of the plan. Also as previously reported, on April 24, 2009, an independent expert provided a certification to the FDA indicating that the infusion pump operations are in conformity with the Federal Food, Drug and Cosmetic Act, which meets the requirements of the original Consent Decree. On June 2, 2009, the independent expert provided a certification to the FDA on the remainder of the items required by the Amended Consent Decree. See the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2009 filed on May 7, 2009 and Amendment No. 2 to CareFusion’s Form 10 registration statement filed on June 9, 2009 for additional information on this matter.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

99.1	News release issued by CareFusion Corporation on June 9, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cardinal Health, Inc.
(Registrant)

Date: June 9, 2009	By:	/s/ Craig S. Morford
	Name:	Craig S. Morford
	Title:	Chief Legal and Compliance Officer

EXHIBIT INDEX

99.1	News release issued by CareFusion Corporation on June 9, 2009.